FOR  IMMEDIATE  RELEASE:
April  1,  2003

CONTACT:  Rodger  B.  Holley
          President/Chief  Executive  Officer
          First  Security  Group,  Inc.
          (423)  308-2080

               FIRST SECURITY GROUP ACQUIRES PREMIER NATIONAL BANK
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     CHATTANOOGA,  TENN.  -  First  Security  Group,  Inc.,  ("FSG")  officially completed its acquisition of Premier National Bank of Dalton ("Premier"), an $85 million bank located in Whitfield County, Georgia. Per the Merger Agreement, Premier merged into and with FSG's Dalton banking subsidiary, Dalton Whitfield Bank ("DWB"). In addition, Premier shareholders received 0.425 shares of FSG stock for each share of Premier stock.

      "Bringing these two community banks together is great for the people and businesses of Whitfield County. This creates the largest locally chartered bank with the ability and strength to better serve all of our constituencies," said Harold Anders, chairman of Premier.

      Mr. Clayton Causby will serve as the chairman of the combined banks' board of directors and Mr. Anders will become a director of FSG. "The DWB board of directors is enthusiastic about the Dalton community and the role that DWB plays in its continued enhancement," said Chairman Causby.

      "By merging our banks, we are better positioned to serve our customer base with more locations and a larger capital base. We remain committed to our mission of providing our customers with personalized and flexible banking services and a quality workplace for our associates," said Alan Wells, president and CEO of DWB.


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     First  Security  Group  has  19  full-service  banking  offices  along  the
Interstate 75 corridor of east Tennessee and north Georgia. As a multi-bank holding company, FSG is able to operate each of its banks under a separate charter, meaning each bank maintains decision-making power and local autonomy. Furthermore, each bank has its own board of directors, which is community-focused and directly involved with the bank's strategic operations.

     First Security Group, Inc. has banking operations in east Tennessee and north Georgia. FSG's community bank subsidiaries are Frontier Bank in Chattanooga, Tennessee, including its First Security Bank division that operates banking offices in McMinn, Monroe and Loudon Counties, Tennessee, First State Bank in Maynardville, Tennessee, including its FSGBank division that operates banking offices in Jefferson and Knox Counties, Tennessee, and Dalton Whitfield Bank in Dalton, Georgia. Presently, FSG's assets total more than $570 million.

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     This  press  release  contains  ``forward-looking  statements''  within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of First Security Group, Inc. ("FSG" or the "Company") to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

     You can identify these forward-looking statements through our use of words such as "may", "will", "anticipate", "assume", "should", "indicate", "would", "believe", "contemplate", "expect", "estimate", "continue", "project", "intend" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic conditions; governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company's market area and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; the failure of assumptions including those underlying the establishment of reserves for possible loan losses, and the risks and related costs, of integrating operations as part of acquisition transactions, and the failure to achieve the expected gains, revenue growth and/or expense savings from such transactions


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     All  written or oral forward-looking statements attributable to the Company are  expressly  qualified  in  their  entirety  by  this  Cautionary  Notice.

     Investors and security holders are advised to read the proxy statement/prospectus regarding the transaction referenced in this release when it becomes available, because it will contain important information. The proxy statement/prospectus will be filed with the Securities and Exchange Commission by First Security Group. Security holders may receive a free copy of the proxy statement/prospectus (when available) and other related documents filed by First Security Group at the Commission's website at www.sec.gov and/or from First
Security  Group  and  Premier  National  Bank.

     First Security Group and its executive officers and directors may be deemed to be participants in the solicitation of proxies from shareholders of Premier National Bank with respect to the share exchange. Information regarding such officers and directors is included in First Security Group's proxy statement for its 2002 Annual Meeting of Shareholders filed with the Commission on August 16, 2002. This document is available free of charge at the Commission's website at www.sec.gov and/or from First Security Group.


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